Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

of

PRUDENTIAL FINANCIAL, INC.

A New Jersey Corporation

Effective January 30, 2023

AMENDED AND RESTATED

BY-LAWS

OF

PRUDENTIAL FINANCIAL, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Newark, County of Essex, State of New Jersey.

Section 2. Other Offices. The Corporation may also have offices at other places, both within and without the State of New Jersey.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of New Jersey, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting. A meeting of shareholders may be held solely or in part by means of remote communication to the extent the Board of Directors authorizes and adopts guidelines and procedures governing such a meeting.

Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. Notice of the annual meeting stating the place, date and hour of the meeting and the purpose or purposes for which such meeting is called (and, if the Board of Directors has authorized participation by means of remote communication, the means of remote communication to be used), shall be given to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. The Corporation may postpone, reschedule, or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 3. Special Meetings.

(a) Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended or restated from time to time (the “Certificate of Incorporation”), special meetings of shareholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors, and shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that (x) own (as defined in subsection (c) hereof) not less than 10% of the shares entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), as of the time the request or requests are delivered in accordance with this Section 3 and (y) comply with the procedures set forth in this Section 3 with respect to any matter that is a proper subject for the meeting pursuant to subsection (g) hereof. The Corporation may postpone, reschedule, or cancel any special meeting of shareholders previously scheduled by the Board of Directors.

(b) Notice of a special meeting shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called (and, if the Board of Directors has authorized participation by means of remote communication, the means of remote communication to be used) and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. At a special meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

(c) For purposes of satisfying the Requisite Percent under clause (x) of subsection (a) hereof, a person shall be deemed to “own” only the shares described in Section 15(e) of Article III, other than shares described in clause (e)(iii)(A) thereof.

(d) In order for a special meeting requested by shareholders to be called by the Chairman of the Board of Directors or the Secretary, there shall be delivered to the Secretary one or more written requests for a special meeting signed by shareholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the time the request or requests are delivered to the Secretary, at least the Requisite Percent (the “Special Meeting Request”). A Special Meeting Request shall (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the Special Meeting Request received by the Secretary, (ii) bear the date of signature of each shareholder (or duly authorized agent) submitting the Special Meeting Request, (iii) set forth the name and address of each shareholder submitting the Special Meeting Request, as they appear on the Corporation’s books, (iv) contain the information required by Section 2 of Article III with respect to any director nominations or by Section 7 of this Article II with respect to any other business proposed to be presented at the special meeting, and as to each shareholder requesting the meeting and each other person

(including any beneficial owner) on whose behalf the shareholder is acting, other than shareholders or beneficial owners who have provided such request solely in response to any form of public solicitation for such requests, (v) include documentary evidence that the requesting shareholders own the Requisite Percent, as of the date, in the case of each shareholder requesting the special meeting, that such shareholder’s request was signed; provided, however, that if the requesting shareholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence of the number of shares owned by the beneficial owners on whose behalf the Special Meeting Request is made, as of the date, in the case of each shareholder requesting the special meeting, that such shareholder’s request was signed and (vi) be delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, and any request or requests comprising the Special Meeting Request shall be dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. The Special Meeting Request shall be updated and supplemented within five (5) business days after the record date for the meeting, and such information when provided to the Corporation shall be current as of the record date. In addition, the requesting shareholder and each other person (including any beneficial owner) on whose behalf the shareholder is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request.

(e) A Special Meeting Request shall not be valid, and the Corporation shall not call a special meeting if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law, (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of signature on the Special Meeting Request, provided that matters relating to the election or removal of directors shall not be considered the same or substantially similar to the election of directors at the immediately preceding annual meeting of shareholders, (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of shareholders, or (iv) the Special Meeting Request does not comply with the requirements of this Section 3.

(f) Any shareholder who submitted a Special Meeting Request may revoke its written request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the shareholder-requested special meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the shareholders submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the Requisite Percent at all times through the date of the applicable shareholder-requested special meeting, and the requesting shareholder shall promptly notify the Secretary of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(g) Business transacted at a shareholder-requested special meeting shall be limited to (i) the business stated in the valid special meeting request received from the Requisite Percent and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting (or any supplement thereto). If none of the shareholders who submitted the Special Meeting Request (or a qualified representative thereof) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 4. Quorum. The Certificate of Incorporation shall establish the percentage of shares entitled to vote, that shall constitute a quorum at meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the Chairman of the meeting, or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another time and place, notice of such time and place shall not be required if such time and place are announced at the meeting at which the adjournment is taken and at the adjourned meeting at which a quorum is present or represented such business is transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of the number of shares specified by the Certificate of Incorporation as constituting a quorum shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

Section 5. Proxies. Any shareholder entitled to vote may do so in person or by his or her proxy appointed by such shareholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy expressly provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a shareholder may grant such authority:

(i) A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A shareholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a proxy by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, so long as the electronic transmission either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his or her agent.

Section 6. Voting. At all meetings of the shareholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before the meeting shall be decided by the affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon. The Board of Directors, in its discretion, or the Chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7. Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

(a) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was given or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, and the name and address of any beneficial owners on whose behalf the business is proposed, (iii) the class or series and number of shares of capital stock of the Corporation which are owned of record by such shareholder and such beneficial owners, (iv) as to the shareholder giving the notice or, if the notice is given on behalf of one or more beneficial owners on whose behalf the business is proposed, as to such beneficial owners, and if such shareholder or any such beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”) (A) the class or series and number of shares of capital stock of the Corporation which are beneficially owned (as defined in subsection (c) hereof) by such shareholder and any such beneficial owners and control persons as well as the series and amount of any debt securities or other interests in any indebtedness of the Corporation or its affiliates which are beneficially owned by such shareholder and any beneficial owners and control persons, (B) a description of all arrangements or understandings between such shareholder and any other person or persons, including any such beneficial owners and control persons (including their names) in connection with the proposal of such business, and any substantial interest, within the meaning of Item 5 of Schedule 14A under the Securities Exchange Act of 1934, as amended (together with any successor laws, rules and regulations, the “Exchange Act”) of such shareholder or beneficial owners or control persons in such business, and (C) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder, beneficial owners or control persons, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or in the price of the debt securities or other interests in any indebtedness of the Corporation or its affiliates, or maintain, increase or decrease the voting power of the shareholder, beneficial owners or control persons with respect to securities of the Corporation, (v) a representation whether such shareholder or beneficial owners will engage in a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business and, if so, the name of each “participant” in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The shareholder’s notice shall be updated and supplemented within five (5) business days after the record date for the meeting, and such information when provided to the Corporation shall be current as of the record date.

(c) For purposes of clause (iv)(A) of subsection (b) hereof, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(d) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any shareholder of any such business. Except as otherwise required by law, each of the Chairman of the Board of Directors, the Board of Directors or the Chairman of the meeting shall have the power to determine whether business was properly brought before the annual meeting in accordance with the foregoing procedures. If any proposed business is not in compliance with this Section 7, the Chairman of the meeting shall have the power to declare to the meeting that the business was not properly brought before the meeting and that such business shall not be transacted. If the shareholder (or a qualified representative thereof) does not appear at the annual meeting to present the business, such business shall not be transacted notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) The order of business at each annual or special meeting of shareholders shall be as determined by the Chairman of the meeting. The Board of Directors, or the Chairman of the meeting, shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time for any reason by the Chairman of the meeting.

Section 8. List of Shareholders Entitled to Vote. The officer or agent of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at the shareholders’ meeting or any adjournment thereof, arranged in alphabetical order by class, series or group of shareholders maintained by the

Corporation, and showing the address of each shareholder entitled to vote at the shareholders’ meeting and the number of shares registered in the name of each such shareholder. The list shall be produced (or available by means of visual display) and kept at the time and place of the meeting for inspection of any shareholder of the Corporation present at the meeting for a reasonable period during the meeting.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 10. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11. Inspectors of Election. In advance of any meeting of shareholders, the Board by resolution or the Chairman of the Board of Directors or Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation, although no person standing for election as a director at a meeting may serve as an inspector for such meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors.

(a) The Board of Directors shall consist of not less than nine nor more than fourteen members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 3 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Corporate Governance and Business Ethics Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Corporate Governance and Business Ethics Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Each director so elected shall hold office for the term set forth in subsection (b) hereof and until such director’s successor is duly elected and qualified, or until such director’s death, or until such director’s earlier resignation or removal. The directors may appoint a Chairman of the Board of Directors, who may, in the Board’s discretion, also be the Chief Executive Officer of the Corporation.

(b) At each annual meeting of shareholders, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified.

Section 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 15 of this Article III shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors pursuant to this Section 2 may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors. Nominations may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2 or (c) by any shareholder or group of shareholders of the Corporation that complies with Section 15 of this Article III.

(a) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary pursuant to this Section 2 must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was given or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary pursuant to this Section 2 must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned of record or beneficially owned (as defined in Section 7(c) of Article II by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (ii) (A) the name and record address of such shareholder, and the name and address of any beneficial owners on whose behalf the nomination is being submitted and (B) the class or series and number of shares of capital stock of the Corporation which are owned of record by such shareholder and such beneficial owners, (iii) as to the shareholder giving the notice or, if the notice is given on behalf of one or more beneficial owners on whose behalf the nomination is being submitted, as to such beneficial owners, and if such shareholder or any such beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”) (A) the class or series and number of shares of capital stock of the Corporation which are beneficially owned (as defined in Section 7(c) of Article II) by such shareholder and any such beneficial owners and control persons as well as the series and amount of any debt securities or other interests in any indebtedness of the Corporation or its affiliates which are beneficially owned by such shareholder and any beneficial owners and control persons, (B) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons, including any such beneficial owners and control persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder or that that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder making the nomination and any beneficial owners on whose behalf the nomination is made, if any, or any control persons, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (C) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder, beneficial owners or control persons, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or in the price of the debt securities or other interests in any indebtedness of the Corporation or its affiliates, or maintain, increase or decrease the voting power of the shareholder, beneficial owners or control persons with respect to securities of the Corporation, (iv) a representation whether such shareholder or beneficial owners will engage in a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the shares entitled to vote generally in the election of directors, (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (vi) an acknowledgement that, as a director of the Corporation, such person will owe a fiduciary duty, under the New Jersey Business Corporation Act, exclusively to the Corporation and all its shareholders, and the written representations and agreements required by Section 15(h) of this Article III and any questionnaires requested by the Corporation pursuant to Section 15(h) of this Article III and (vii) any other information relating to such shareholder and any such beneficial owners and control persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee agreeing to be named as a nominee and to serve as a director, if elected, and a written representation that such person presently intends to serve as a director for the full term for which such person is standing for election. A nominee shall also provide to the Corporation such other information as it may reasonably request, including such additional information as necessary to permit the Board of Directors to determine the eligibility of such person to serve as a director of the Corporation and such information relevant to a determination whether such person meets the Applicable Independence Standards (as defined in Section 15(h) of Article III). The shareholder’s notice shall be updated and supplemented within five (5) business days after the record date for the meeting, and such information when provided to the Corporation shall be current as of the record date.

(b) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 or Section 15 of this Article III. Except as otherwise required by law, each of the Chairman of the Board of Directors, the Board of Directors or the Chairman of the meeting shall have the power to determine whether a nomination made pursuant to this Section 2 was made in accordance with the foregoing procedures. If any nomination is not in compliance with this Section 2, the Chairman of the meeting shall have the power to declare to the meeting that the nomination was defective and that such defective nomination shall be disregarded. If the shareholder (or a qualified representative thereof) does not appear at an annual or special meeting to present any nomination pursuant to this Section 2, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 3. Vacancies. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors or any other vacancy occurring on the Board of Directors, however resulting, may be filled solely by the affirmative vote of a majority of the remaining Board of Directors, even though less than a quorum of the Board of Directors, or by a sole remaining director, unless otherwise required by law. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Certificate of Incorporation.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things, except as otherwise provided in the BCA or by the Certificate of Incorporation.

Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, another director chosen by the Board of Directors, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors.

Section 7. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman, if there be one, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 8. Quorum. Except as may be otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting (provided the period of adjournment does not exceed ten days in any one adjournment), until a quorum shall be present.

Section 9. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, prior to or subsequent to the action, all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however that in any event the Board shall designate Audit, Compensation and Corporate Governance Committees that shall be composed entirely of directors who are not officers or employees of the Corporation or any of its affiliates, and such Committees shall be constituted to comply in all respects with the organizational requirements of applicable laws, rules, regulations and stock exchange listing requirements. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee with all powers of such absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 12. Compensation. The Board of Directors, by affirmative vote of the majority of directors in office, shall have the authority to cause the payment of the directors’ expenses, if any, of attendance at each meeting of the Board of Directors and its committees and to cause the payment of such other reasonable fees and amounts as shall be determined by the Board of Directors in the manner set forth in this Section 12.

Section 13. Interested Directors. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or otherwise have a financial interest, shall be void or voidable solely for such reasons, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because such person’s vote is counted for such purpose if any of the following is true: (i) the contract or other transaction is fair and reasonable as to the Corporation at the time it is authorized, approved or ratified; (ii) the fact of the common directorship or interest is disclosed or known to the Board of Directors or committee and the Board of Directors or committee authorizes, approves or ratifies the contract or other transaction by unanimous consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (iii) the fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or other transaction.

Section 14. Insurance Holding Company Systems. The Board of Directors shall comprise itself and its committees to comply in all respects with the organizational requirements of N.J.S.A. 17:27A-4(d), unless some or all elements of compliance are in fact properly undertaken by an insurance affiliate of the corporation and the Board of Directors determines to rely on such compliance.

Section 15. Proxy Access for Director Nominations.

(a) The Corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a shareholder that satisfies, or by a group of no more than twenty (20) shareholders that satisfy, the requirements of this Section 15 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 15 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 15.

(b) To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely the Nomination Notice must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(c) For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

(d) The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 15, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 15 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(e) For purposes of this Section 15:

(i) An Eligible Shareholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (X) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (Y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (Z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate.

(ii) A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

(iii) A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.

(iv) The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.

(f) An Eligible Shareholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the Corporation (the “Required Shares”) as of both (i) a date within seven (7) calendar days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 15, (i) the shares of the capital stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 15. Within the time period specified in this Section 15 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(ii) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 2 of this Article III;

(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 15) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 15, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (E) intends to own the Required Shares both (i) through the date of the annual meeting and (ii) for at least one year following the annual meeting; and

(v) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto.

(g) The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 15 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(h) Within the time period specified in this Section 15 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires prepared by the Corporation (including those required of the Corporation’s directors and officers and any other questionnaire the Corporation determines is necessary or advisable to assess whether the Shareholder nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any applicable law, rule, regulation or listing requirement, and any Corporation policies and guidelines applicable to directors). The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Shareholder Nominee is not independent under the Applicable Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(i) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 15 for the next two (2) annual meetings.

(j) The Corporation shall not be required to include, pursuant to this Section 15, any Shareholder Nominees in its proxy materials for any meeting of shareholders (i) for which the Secretary of Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2 of this Article III, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, provided, however, that this clause (vi) shall apply only so long as the Corporation is subject to compliance with Section 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 15.

(k) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 15, as determined by the Board of Directors or the person presiding at the annual meeting of shareholders, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 15.

(l) The Eligible Shareholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 15(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. Officers at the level of Senior Vice President and above shall be elected by the Board of Directors, and may in the discretion of the Board of Directors be given the designation of “Executive” or “Senior” Vice President, Vice Chairman, General Counsel, Chief Investment Officer, Chief Financial Officer, Chief Information Officer or such other title as the Board of Directors deems appropriate. All officers at the level below Senior Vice President, including those who are named for signatory purposes only, shall be appointed by a proper officer of the Corporation and, in the case of an appointed Vice President, may be designated by such officer as “Corporate,” “Departmental,” “Second” or such other designation as may be deemed appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.

Section 2. Election. Subject to the provisions of Section 1 of this Article IV, the Board of Directors at its first meeting held after each annual meeting of shareholders shall elect the officers of the Corporation at the Senior Vice President level and above, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or his or her designee and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. In case of the absence or disability of the Chairman of the Board of Directors, the Board of Directors shall select a director to preside. In case of a vacancy in the office of the Chairman of the Board of Directors, the Board of Directors may designate a replacement presiding officer.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be selected by the Board of Directors and shall have the power to supervise and direct the business of the Corporation, subject only to the power and authority of the Board of Directors. The Chief Executive Officer shall have power, subject to the power of the Board of Directors, to appoint or remove all persons employed or to be employed by the Corporation in any capacity whatsoever, except the officers elected by the Board of Directors, and shall have power to fix the compensation of all persons employed or to be employed by the Corporation, other than the compensation of officers whose compensation shall be fixed by the Board of Directors pursuant to applicable law, these By-Laws, or a resolution of the Board of Directors.

Section 6. President and Vice President. The President and Vice Presidents shall each exercise such powers and perform such duties as may be prescribed by the Chief Executive Officer, the officer to whom such officer reports or the Board of Directors.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board of

Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.

Section 8. Treasurer. The Treasurer shall have custody of such funds of the Corporation as shall be placed in his or her keeping, shall open and maintain accounts in banking institutions in the name of the Corporation for the deposit of such funds and may open and maintain accounts in the names or titles of representatives of the Corporation under such conditions as he or she may deem appropriate, subject to supervision by the Board of Directors or a committee thereof. All funds shall be disbursed only by instruments signed by two or more officials to be designated by the Board of Directors or a committee thereof or pursuant to procedures approved by the Treasurer and the Controller. The Treasurer shall have custody of such of the securities of the Corporation as shall be placed in his or her keeping and shall open and maintain accounts in banking institutions in the name of the Corporation for the custody of such securities, including accounts maintained for the purpose of participating in one or more securities systems designed to permit the transfer of a security without physical delivery of the certificate or other evidence of such security, subject to supervision by the Board of Directors or a committee thereof.

The Treasurer shall have the power to sell, assign or transfer securities of the Corporation on the authorization or direction of the Board of Directors or a committee thereof or to take such other action in connection therewith as may be authorized or directed by the Board of Directors or a committee thereof, and shall have power to execute, on behalf of the Corporation, all instruments necessary or appropriate in the premises. The Treasurer shall have the power to borrow funds on behalf of the Corporation on the authorization of the Board of Directors or a committee thereof and perform such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer or the officer to whom the Treasurer reports. Each Assistant Treasurer shall have power to perform, on behalf of the Corporation, such duties as are or may be required to be performed by the Treasurer, and shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Treasurer.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under control of the Treasurer belonging to the Corporation.

Section 9. Controller. The Controller shall supervise the accounts of the Corporation, shall have supervision over and responsibility for the books, records, accounting and systems of accounting and auditing in each business unit of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, or the officer to whom the Controller reports.

Section 10. Officers of The Prudential Insurance Company of America. Officers deemed to be principal officers of The Prudential Insurance Company of America shall be elected by the Board of Directors upon the recommendation of an appropriate committee, in accordance with the requirements of N.J.S.A. 17:27A-4(d). Compensation paid to any senior officer (as defined in N.J.S.A. 17B:18-52) shall be approved by the Board of Directors upon the recommendation of an appropriate committee to extent required by N.J.S.A 17:27A-4(d).

ARTICLE V

STOCK

Section 1. Certificates: Uncertificated Shares. Each share of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, or by certificates signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice President and, at the Corporation’s option, countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his or her designee shall send to the registered owner of such shares a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined, and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the corporation is organized under the laws of the State of New Jersey; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares in accordance with Section 14A:7-12(2) of the BCA. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen, Mutilated or Destroyed Certificates. The Corporation, acting through the Chief Executive Officer or his designee, may issue or direct the issuance of a new certificate of stock or uncertificated share or shares in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the responsible officer may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 4. Transfers of Certificates. Stock of the Corporation for which certificates have been issued shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s representative as determined in accordance with generally accepted securities industry practices, and upon the surrender of the certificate therefor, properly endorsed for transfer, and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Transfers of Uncertificated Shares. Except as otherwise required by law or the requirements of the New York Stock Exchange or Depository Trust Company, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of uncertificated shares shall be made on the books of the

Corporation only by the person then registered in the stock records of the Corporation as the owner of such shares or by such person’s representative as determined in accordance with generally accepted securities industry practices, and only upon payment of all necessary transfer taxes and receipt of a written notice to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name and address of the party to whom the shares have been transferred, and who, as a result of such transfer, is to become the new registered owner of the shares transferred. Notwithstanding the foregoing, such notice or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of uncertificated shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock ledger of the Corporation by an entry showing from and to whom transferred.

Section 6. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies as may be determined from time to time by the Board of Directors.

Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or the New York Stock Exchange.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person’s last address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally, or to the extent permitted by the BCA, by a form of electronic transmission consented to by the shareholder to whom notice is given.

Section 2. Waivers of Notice.

(a) Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present by person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

(b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the requirements of the BCA and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by resolution of the Board of Directors, and may be paid in cash, in property (including the shares or bonds of other corporations), in the Corporation’s bonds or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks, drafts or demands for money and notes of the Corporation shall be signed on behalf of the Corporation by the Treasurer and Controller or any official or officials to be designated by procedures approved by the Treasurer and Controller, or by such officer or officers or such other authorized person or persons. The Board of Directors may from time to time determine the method, and designate (or authorize officers of the Corporation to designate), the person or persons who have authority to sign checks, drafts or demands for money and notes of the Corporation on behalf of the Corporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words “Corporate Seal, New Jersey”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or Another Enterprise (hereinafter defined), against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions i) were in breach of his or her duty of loyalty to the Corporation or its shareholders as defined in Subsection (3) of Section 14A: 2-7 of the BCA, ii) were not in good faith or involved a knowing violation of law or iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or Another Enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions i) were in breach of his or her duty of loyalty to the Corporation or its shareholders, as defined in Subsection (3) of Section 14A: 2-7 of the BCA, ii) were not in good faith or involved a knowing violation of law or iii) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under Section 1 of this Article VIII and, unless ordered by a court, under Section 2 of this Article VIII, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances, because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. With respect to directors or officers of the level of Senior Vice President or above, such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders. With respect to officers below the level of Senior Vice President, such determination may be made by the General Counsel of the Corporation, or his or her designees. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable costs, disbursements and attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if and to the extent such person’s action is based upon

•

financial statements, books of account or reports of the Corporation or Another Enterprise represented to such person to be correct by the President, the officer of the Corporation or Another Enterprise having charge of its books of account, or, in the case of a director, the person presiding at a meeting of the Board of Directors, or

•	on information supplied to such person by the officers of the Corporation or Another Enterprise in the course of their duties, or

•	on the advice of legal counsel for the Corporation or Another Enterprise, or

•

on information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise, provided such person had a reasonable good faith belief in the accuracy of the above described statements, books, records, information, advice, or reports. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5. Expenses Payable in Advance. The reasonable expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the Corporation) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII; provided, however, that with respect to officers of the Corporation, the Board of Directors or General Counsel may in any instance require as a condition to such advancements that the proposed indemnitee cooperate with an investigation to be conducted at the Corporation’s expense, by an independent nationally recognized law firm selected by the Corporation, and that such law firm render an opinion that, based on its investigation, the firm has concluded that it is more likely than not that the proposed indemnitee will meet the standard for indemnification in connection with the matter for which advancements are sought as set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 6. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the obligation to indemnify under the provisions of the BCA or otherwise.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against any expenses incurred in any proceeding and liabilities asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or Another Enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, the term “Another Enterprise” shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 9. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights provided to any present or former director or officer by this Article VIII shall be enforceable against the Corporation by such person (and/or his or her legal representative), who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer. No elimination of or amendment to this Article VIII shall deprive any present or former director or officer of rights hereunder arising out of alleged or actual occurrences, acts or failures to act, or any other state of facts existing, prior to such amendment.

Section 10. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 11. Indemnification of Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors or an officer authorized by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors or officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal these By-Laws (except in so far as the By-Laws adopted by the shareholders shall otherwise provide). Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or the shareholders by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of shareholders at which a quorum is present, provided that notice of the proposed alteration, amendment or repeal shall have been given in the notice or waiver of notice of such meeting of shareholders as provided in these By-Laws.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.